 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                    DECEMBER 7, 1998
             Registration No. 333-XXXXXX

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
---------------------------------------------------------------------------
                                FORM S-8
                         REGISTRATION STATEMENT
                             Under
                       THE SECURITIES ACT OF 1933
---------------------------------------------------------------------------

                       THE SOUTHLAND CORPORATION
        (Exact name of registrant as specified in its charter)
    Texas                                                 75-1085131
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                   2711 North Haskell Avenue
                    Dallas, Texas 75204-2906
(Address of principal executive offices, including zip code)
---------------------------------------------------------------------------

            THE SOUTHLAND CORPORATION STOCK COMPENSATION PLAN
                       FOR NON-EMPLOYEE DIRECTORS
                    (Full title of the plan)

                         Carol S. Hilburn
                      Associate General Counsel
                      The Southland Corporation
                      2711 North Haskell Avenue
                       Dallas, Texas 75204-2906
                           (214) 828-7011
     (Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
Title of                                Proposed
securities to       Amount to be        maximum             Proposed maximum
be registered       registered          offering price      aggregate offering     Amount of
                                        per share (1)       price (1)              registration fee
---------------------------------------------------------------------------------------------------
Common
Stock (1)           1,200,000 shares    $2.09                $2,508,000           $697.22
----------------------------------------------------------------------------------------------------

(1) The maximum aggregate offering price is based upon an estimate, solely for the purposes of calculating the registration fee.

PART I.      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating non-employee directors as specified by Rule 428(b)(1) promulgated under the Securities Act of1933, as amended.
Such document(s) and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed with the Securities and Exchange Commission (the "Commission") by The Southland Corporation (File Nos. 0-676 and 0-16626), a Texas corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

(b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998, and September 30, 1998, and;

(c) The description of the Company's Common Stock, $.0001 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on December 12, 1990.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date hereof and prior to the filing of a post -effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.     DESCRIPTION OF SECURITIES.

     The Southland Corporation Stock Compensation Plan for Non-Employee Directors (the "Plan") is available to all non-employee directors of The Southland Corporation (the "Company"). Participation in the Plan is voluntary. All eligible directors will be given the opportunity, within thirty days following their election as a director or promptly following the adoption of the Plan, whichever is later, to elect to receive a portion or all of their director's fees in stock rather than in cash. This election may be changed not more frequently than quarterly.

     Under the terms of the Plan, each non-employee director shall be provided with a Stock Compensation Election Form (the "Election Form"). By completing the Election Form, the non-employee director can elect to take all, none, or a specified dollar amount or a specified percentage, of his director's fees in Common Stock. The choices made on the Election Form shall remain in effect until revoked by the non-employee director by filing a new Election Form or a document of revocation. All Election Forms and revocations thereof shall be filed with the Secretary of the Company.

     Once the Company receives an Election Form requesting that the director's fees shall be paid in Common Stock, then pursuant to the instructions on the Election Form, a certificate representing an appropriate number of shares of Common Stock shall be issued within ten days following the end of the calendar quarter for which the fees are being paid. The shares of Common Stock will be valued at the closing price (the "Closing Price") for the Common Stock on the last trading day for the calendar quarter for which the fees are being paid, as reported on the NASDAQ National Market (or on such other exchange as may become the "primary exchange or market on which the Common Stock is then traded"), and the number of shares of Common Stock to be issued will be determined by dividing the amount of the director's fees being paid in stock by the Closing Price. No fractional shares will be issued and all shares issued will be fully paid and nonassessable on the books of the Company.

     All shares will be issued after the end of the quarter (i.e., all payments of stock will be in arrears) during which the services are performed, regardless of the timing for payment of director's fees in cash.

     All shares issued in payment of directors' fees will be subject to a six-month holding period before they can be sold, transferred or otherwise disposed of; however, once the six-month holding period has been satisfied there will be no other restrictions on the shares under the Plan. However, the Company's directors are subject to the provisions of the federal securities laws, including Sections 10 and 16 of the 1934 Securities Exchange Act, as amended, and Section 5 of the 1933 Securities Act, as amended, as well as the rules and regulations promulgated thereunder. These laws, rules and regulations may impose additional restrictions, as well as reporting requirements, on transactions by directors of the Company, in addition to any restrictions specified in the Plan.

     The Company reserves the right to amend, modify or terminate the Plan, or suspend any of its provisions, at any time and from time to time, except that no such amendment, modification or termination shall adversely affect the right of any director accrued prior to the time of such amendment, modification or termination.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock offered hereby will be passed upon by Bryan F. Smith, Jr., Senior Vice President and General Counsel of the Company. Mr. Smith owns 251 shares of common stock of the Company and holds options to acquire an additional 547,600 shares of common stock, 164,200 of which are currently exercisable at prices ranging from $2.469 to $3.1825 per share.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Company's Articles of Incorporation and Bylaws and the Texas Business Corporation Act, the Company has agreed to indemnify certain current and former officers and directors in connection with pending litigation as well as with other actions they may have taken while serving as directors or officers of the Company. Pursuant to Article 2.02-1 of the Texas Business Corporation Act, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers.

     The preceding discussion is not intended to be exhaustive and is qualified in its entirety by the Articles of Incorporation, Bylaws and Article 2.02-1 of the Texas Business Corporation Act.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.     EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

EXHIBIT NO.                                                          PAGE

4.     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
                                    INDENTURES

4.(i)(1)     Second Restated Articles of Incorporation of The Southland
Corporation, as amended through March 5, 1991, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 3.(1).

4.(i)(2)     Bylaws of The Southland Corporation, restated as amended
through April 24, 1996, incorporated by reference to The Southland Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, Exhibit 3.

4.(i)(3)     Specimen Certificate for Common Stock, $.0001 par value,
ncorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 4.(I)(1).

4.(i)(4)     Form of The Southland Corporation Stock Compensation Plan  for
Non-Employee Directors and Election Form, adopted effective as of
October 1, 1998. *                                                       Tab 1

4.(ii)(1)    Indenture, including Debenture, with Chase Manhattan Trust,
N.A., as successor trustee, providing for 5% First Priority Senior Subordinated Debentures due December 15, 2003, incorporated by reference to The Southland Corporation'sAnnual Report on Form 10-K for the year ended December 31, 1990, Exhibit 4.(ii)(2).

4.(ii)(2)    Indenture, including Debentures, with Bank of New York as
successor trustee providing for 4 1/2% Second Priority Senior Subordinated Debentures(Series A) due June 15, 2004 and 4% Second Priority Senior Subordinated Debentures (Series B) due June 15, 2004, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 4.(ii)(3).

4.(ii)(3)    Form of 41/2% Convertible Quarterly Income Debt Securities due
2010, incorporated by reference to File Nos. 0-676 and 0-16626, Form 8-K, dated November 21,1995, Exhibit 4(v)1.

4.(ii)(4)    Form of 4.5% Convertible Quarterly Income Debt Securities due
2013 incorporated by reference to File No. 0-676, Annual Report on Form 10-K for the year endedDecember 31, 1997, Exhibit 4(ii)(4).

5.           OPINION RE LEGALITY
             Opinion of Bryan F. Smith, Jr., as to the legality of the
securities being registered.*                                        Tab 2

             LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION.
Letter of PricewaterhouseCoopers LLP,Independent  Auditors.*        Tab 3

23.           CONSENTS OF EXPERTS AND COUNSEL.
23.(1)        Consent of Bryan F. Smith, Jr., is contained in his opinion attached as Exhibit 5.
23.(2)        Consent of PricewaterhouseCoopers LLP, Independent Auditors.*
                                                                    Tab 4

24.           POWER OF ATTORNEY
          Incorporated by Reference from the Signature Page of this Form S-8.

----------------------------
*Filed or furnished herewith


ITEM 9.     UNDERTAKINGS.
            -------------
          The Company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 24 day of November, 1998.

                      THE SOUTHLAND CORPORATION

                              By:  /s/ Clark J. Matthews, II
                                   -------------------------------------
                                   Clark J. Matthews, II
                                   President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Bryan F. Smith, Jr., Ezra Shashoua and Carol S. Hilburn, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

SIGNATURE                   CAPACITY                  DATE
---------                   ---------                 -----
/s/Masatochi Ito            Chairman of the Board     November 24, 1998
------------------          and Director
Masatoshi Ito

/s/Toshifumi Suzuki         Vice Chairman of the     November 24, 1998
-------------------         Board and Director
Toshifumi Suzuki

/s/Clark J. Matthews, II    President and Chief      November 24, 1998
---------------------       Executive Officer and Director
Clark J. Matthews, II       (Principal Executive Officer)

/s/Donald E. Thomas         Vice President and       November 24, 1998
-------------------         Controller (Principal
Donald E. Thomas            Accounting Officer)

/s/Yoshitami Arai           Director                 November 24, 1998
------------------
Yoshitami Arai

/s/Masaaki Asakura          Senior Vice            November 24, 1998
------------------          President and Director
Masaaki Asakura

/s/Timothy N. Ashida        Director                 November 24, 1998
------------------
Timothy N. Ashida

/s/Jay W. Chai              Director                 November 24, 1998
-----------------
Jay W. Chai

/s/ Gary J. Fernandes       Director                 November 24, 1998
----------------
Gary J. Fernandes

/s/Masaaki Kamata           Director                 November 24, 1998
-----------------
Masaaki Kamata

/s/James W. Keyes           Executive Vice           November 24, 1998
----------------            President and Chief Operating
James W. Keyes              Officer and Director

/s/Kazuo Otsuka             Director                 November 24, 1998
-------------------
Kazuo Otsuka

/s/Asher O. Pacholder       Director                 November 24, 1998
------------------
Asher O. Pacholder

/s/Nobutake Sato            Director                 November 24, 1998
------------------
Nobutake Sato

                                                EXHIBIT INDEX
Exhibit                         Description of Exhibit
-------                         ----------------------
4.               INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS,
                                 INCLUDING  INDENTURES
4.(i)(1)         Second Restated Articles of Incorporation of The Southland

Corporation, as amended through March 5, 1991, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 3.(1).

4.(i)(2)         Bylaws of The Southland Corporation, restated as amended
through April 24, 1996, incorporated by reference to The Southland Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, Exhibit 3.

4.(i)(3)         Specimen Certificate for Common Stock, $.0001 par value,
incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 4.(I)(1).

4.(i)(4)         Form of The Southland Corporation Stock Compensation Plan
for Non-Employee Directors and Election Form, effective October 1, 1998. *
                                                                     Tab 1

4.(ii)(1)        Indenture, including Debenture, with Chase Manhattan
Trust, N.A., as successor trustee, providing for 5% First Priority Senior Subordinated Debentures due December 15, 2003, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31,1990, Exhibit 4.(ii)(2).

                4.(ii)(2)        Indenture, including Debentures, with The
Bank of New York, as successor trustee providing for 4 1/2% Second Priority Senior Subordinated Debentures (Series A) due June 15, 2004 and 4% Second Priority Senior Subordinated Debentures (Series B) due June 15, 2004, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 4.(ii)(3).

4.(ii)(3)        Form of 41/2% Convertible Quarterly Income Debt Securities
due 2010, incorporated by reference to File Nos. 0-676 and 0-16626, Form 8-K, datedNovember 21, 1995, Exhibit 4(v)1.

4.(ii)(4)        Form of 4.5% Convertible Quarterly Income Debt Securities
due 2013 incorporated by reference to File No. 0-676, Annual Report on Form 10-K forthe year ended December 31, 1997, Exhibit 4(ii)(4).

5.               OPINION RE LEGALITY                                  Tab 2
Opinion of Bryan F. Smith, Jr., as to the legality of the securities being registered.*

15.              LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION    Tab 3
                 Letter of PricewaterhouseCoopers LLP, Independent Auditors.*

23.              CONSENTS OF EXPERTS AND COUNSEL
23.(1)           Consent of Bryan F. Smith, Jr., is contained in his opinion attached as Exhibit 5.
23.(2)           Consent of PricewaterhouseCoopers LLP, Independent
Audtors.*                                                              Tab 4

24.              POWER OF ATTORNEY
             Incorporated by Reference from the Signature Page of this
 Form S-8.
----------------------------
*Filed or furnished herewith